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             OPINION OF COUNSEL REGARDING LEGALITY AND CONSENT OF COUNSEL



                      [LETTERHEAD OF PRESTON GATES & ELLIS LLP]


                                     May 1, 1997

Teltone Corporation
22121 - 20th Avenue S.E.
Bothell, Washington 98021-4408

    Re: Teltone Corporation 1996 Non-Employee Director Stock Option Plan

Ladies and Gentlemen:

    We have acted as counsel to Teltone Corporation (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, without par value (the "Shares"), which will be issuable upon exercise of options granted under the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering if the following opinion.

    Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the Washington Business Corporation Act.

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

    We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.

                             Very truly yours,

                             PRESTON GATES & ELLIS LLP


                             By  \s\ Gary J. Kocher
                                     Gary J. Kocher

cc: Peter Spratt


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